                            SCHEDULE 14A INFORMATION
                PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                        SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.   )

Filed by the Registrant /X/
Filed by a Party other than the Registrant / /

Check the appropriate box:

/X/ Preliminary Proxy Statement                / / Confidential, for Use of the Commission
/ / Definitive Proxy Statement                 Only (as permitted by Rule 14a-6(e)(2))
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to Rule
    14a-11(c) or Rule 14a-12

                            LONG ISLAND PHYSICIAN HOLDINGS CORPORATION
    ------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

    ------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                         if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /        $125 per Exchange Act Rules 0-11(c)(ii), 14a-6(i)(1), or 14a-6(i)(2)
           or Item 22(a)(2) of Schedule 14A.

/ /        $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /        Fee computed on table below per Exchange Rules 14a-6(i)(4) and 0-11.

(1)        Title of each class of securities to which transaction applies:

(2)        Aggregate number of securities to which transaction applies:

(3)        Per unit price or other underlying value of transaction computed pursuant to Exchange
           Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)        Proposed maximum aggregate value of transaction:

(5)        Total fee paid:

/ /        Fee paid previously with preliminary materials.

/ /        Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2)
           and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)        Amount Previously Paid:

(2)        Form, Schedule or Registration Statement No.:

(3)        Filing Party:

(4)        Date Filed:

                   LONG ISLAND PHYSICIAN HOLDINGS CORPORATION
                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                         To be Held on January 25, 1997

Dear Fellow Shareholder:

    The Annual Meeting of the Shareholders of Long Island Physician Holdings Corporation, a New York corporation (the "Company"), will be held at the Huntington Hilton Hotel, Melville, New York, on January 25, 1997, at 10:00 a.m. (the "Meeting"), for the following purposes, as more fully described in the accompanying Proxy Statement:

    1.  To elect forty directors;

    2. To approve amendments to the Company's By-Laws to permit the exchange of one share of the Company's Class B common stock for one share of Class A common stock by certain shareholders who do not presently own voting shares; and to permit certain practitioners to serve on the Company's Board of Directors;

    3. To approve a proposed restructuring and recapitalization of the Company and MDNY Healthcare, Inc. pursuant to an Agreement and Plan of Merger and amendments to the Company's Certificate of Incorporation and By-Laws;

    4. To approve an amendment to the Company's Certificate of Incorporation to eliminate preemptive rights;

    5. To approve the appointment of Coopers & Lybrand LLP as the Company's auditors for the 1997 fiscal year; and

    6. To transact such other business as may properly come before the Meeting or any adjournments thereof.

            THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ELECTION
                 OF EACH OF ITS NOMINEES FOR DIRECTOR AND "FOR"
              APPROVAL OF EACH OF THE OTHER ITEMS DESCRIBED ABOVE.

    Only shareholders of record at the close of business on December 9, 1996 are entitled to notice and to vote at the Meeting or any adjournment thereof. A complete list of the shareholders entitled to vote at the Meeting on the foregoing proposals will be open to examination by any shareholder for any purpose germane to the Meeting during ordinary business hours for a period of ten days prior to the Meeting at the offices of the Company, 275 Broadhollow Road, Melville, NY 11747.

December   , 1996                                           By order of the Board of
                                                            Directors,
                                                            Babu Easow, M.D.
                                                            Secretary

IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING WHETHER OR NOT YOU ARE PERSONALLY ABLE TO ATTEND. YOU ARE URGED TO COMPLETE, SIGN AND MAIL THE ENCLOSED PROXY CARD AS SOON AS POSSIBLE.

                   LONG ISLAND PHYSICIAN HOLDINGS CORPORATION
                              275 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                       FOR ANNUAL MEETING OF SHAREHOLDERS
                         TO BE HELD ON JANUARY 25, 1997

INFORMATION CONCERNING THE SOLICITATION

    This Proxy Statement is furnished to the holders of Class A common stock, $.001 par value per share (the "Class A Common Stock"), and Class B common stock, $.001 par value per share (the "Class B Common Stock" and together with the Class A Common Stock, the "Common Stock"), of Long Island Physician Holdings Corporation, a New York corporation formed on October 6, 1994 (the "Company"), in connection with the solicitation of proxies on behalf of the Board of Directors of the Company for use at the Annual Meeting of Shareholders of the Company to be held on January 25, 1997 and at any adjournment thereof (the "Meeting"), pursuant to the accompanying Notice of Annual Meeting of Shareholders.

    This Proxy Statement and the form of Proxy were first mailed to the
shareholders on or about December   , 1996. Only shareholders of record at the
close of business on December 9, 1996 (the "Record Date") are entitled to notice of the Meeting and only holders of record of the Class A Common Stock on that date are entitled to vote at the Meeting, except that holders of the Class B Common Stock are entitled to vote as a class on the proposals described in Items 3 and 4. The outstanding voting securities of the Company on the Record Date consisted of [1,523 SHARES] of Class A Common Stock. The total number of issued and outstanding shares of Class B Common Stock on the Record Date was [4,319 SHARES].

    On all matters requiring a vote by holders of the Common Stock, each share of Class A Common Stock entitles the holder of record to one vote. Each share of Class B Common Stock will entitle the holder of record to one vote. The holders of a majority of the outstanding shares of Class A Common Stock, present in person or by proxy, will constitute a quorum. Directors shall be elected by a plurality of the votes cast at the Meeting. With respect to those proposals requiring the approval of the holders of the Class B Common Stock voting as a class, the holders of a majority of the outstanding shares of Class B Common Stock, present in person or by proxy, will constitute a quorum for those specific items.

                               VOTING OF PROXIES

    Shares represented by Proxies, in the accompanying form of Proxy, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted (i) for the election as directors of the persons who have been nominated by the Board of Directors; (ii) for approval of the proposed amendments to the Company's By-Laws to permit the exchange by certain holders of shares of Class B Common Stock for shares of Class A Common Stock and to permit certain practitioners to serve on the Company's Board of Directors; (iii) for approval of the proposed restructuring transactions pursuant to the proposed Agreement and Plan of Merger and amendments to the Company's Certificate of Incorporation and By-Laws; (iv) for approval of the proposed amendment to the Company's Certificate of Incorporation to eliminate preemptive rights; (v) for approval of Coopers & Lybrand LLP as the Company's auditors for the 1997 fiscal year; and (vi) on any other matter that may properly be brought before the Meeting in accordance with the judgment of the person or persons voting the Proxies. The execution of a Proxy will in no way affect a shareholder's right to attend the Meeting and vote in person.

    A shareholder voting through a Proxy who abstains with respect to the election of directors will be considered to be present and entitled to vote on the election of directors at the Meeting and will be, in effect, a negative vote. A shareholder who does not give authority to a Proxy to vote, or withholds authority to vote, on the election of directors shall not be considered present and entitled to vote on the election of directors. A shareholder voting through a Proxy who abstains with respect to approval of any other matter to come before the Meeting will be considered to be present and entitled to vote on that matter and will be, in effect, a negative vote. A shareholder who does not give authority to a proxy to vote, or withholds authority to vote, on any such matter shall not be considered present and entitled to vote thereon.

    Any Proxy executed and returned by a shareholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Meeting, or by execution of a subsequent Proxy which is presented to the Meeting, or if the shareholder attends the Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation.

    The cost of solicitation of the Proxies being solicited on behalf of the Board of Directors will be borne by the Company. In addition to use of the mails, proxy solicitation may be made by telephone, telegraph and personal interview by officers, directors and employees of the Company. The Company will bear all costs in connection with the solicitation by the Board of Directors of proxies of the Meeting. Officers and employees of the Company who solicit proxies will receive no extra compensation for such solicitation. [THE COMPANY
HAS RETAINED       TO ASSIST IN THE SOLICITATION OF PROXIES.]

                                     ITEM 1
                             ELECTION OF DIRECTORS

INFORMATION CONCERNING NOMINEES

    Unless otherwise specified, all Proxies received will be voted in favor of the election of the persons named below as directors of the Company, to serve until the expiration of the terms for which they are elected and until their successors shall be duly elected and qualified. The terms of the current directors expire at the Meeting or when their successors are duly elected and qualified. Management has no reason to believe that any of the nominees will be unable or unwilling to serve as a director, if elected. Should any of the nominees not remain a candidate for election at the date of the Meeting, the Proxies will be voted in favor of those nominees who remain candidates and may be voted for substitute nominees selected by the Board of Directors.

    The names of the nominees and certain information received from them are set forth in the following table, including their principal occupations, for at least the last five years, and the names of any other companies whose securities are publicly held and of which they presently serve as directors.

FOR A TERM ENDING WITH THE 1999 ANNUAL MEETING

                                                                                        YEAR FIRST
NAME                                                                       AGE       BECAME A DIRECTOR
---------------------------------------------------------------------      ---      -------------------
David J. Weissberg, M.D. ............................................          41             1994
M. A. Mirza, M.D. ...................................................          51             1994
Babu Easow, M.D. ....................................................          47             1995
Paul Kolker, M.D. ...................................................          60             1994
Salvatore J. Caravella, M.D. ........................................          39             1995
Amy Koreen, M.D. ....................................................          33             1995
Ronald R. Perrone, M.D. .............................................          48             1995
Bruce A. Seideman, M.D. .............................................          38             1995
Eli Anker, M.D. .....................................................          47             1995
Jeffrey R. Ashkin, M.D. .............................................          52             1995
Marion Bergman, M.D. ................................................          44             1995
Charles A. Calabrese, M.D. ..........................................          44             1995
Anthony P. Caruso, M.D. .............................................          46             1995
Gregory Kalmar, D.D.S. ..............................................          49             1996

    David J. Weissberg, M.D., conducts a medical practice in orthopedic surgery with the Huntington Medical Group, in Huntington Station, New York, a practice he has conducted since 1985. He has served as Chairman of the Board of Directors and as the President of the Company since its inception.

    M. A. Mirza, M.D., conducts a medical practice in orthopedic surgery in Smithtown, New York, a practice he has conducted since 1974. Dr. Mirza is the President of Moorewood Partners, a position he has held since 1982, and President of Northshore Smithtown Development, a position he has held since 1989. Dr. Mirza is the Medical Director, since 1990, and President, since 1989, of Northshore Surgicenter, located in Smithtown, New York. Dr. Mirza has been a director and the Vice President of the Company since its inception.

    Babu Easow, M.D., conducts a medical practice in cardiology in Riverhead, New York, a practice he has conducted since 1982. Dr. Easow has been a director of the Company since its inception. He also serves as the Secretary of the Company.

    Paul Kolker, M.D., conducts a medical practice in thoracic and cardiovascular surgery in Roslyn, New York, a practice he has conducted since 1969. Dr. Kolker has been a director of the Company since its inception.

    Salvatore J. Caravella, M.D., conducts a medical practice in pediatrics in Huntington, New York, a practice he has conducted since 1988. Dr. Caravella is also employed as a neonatologist at the Westchester County Medical Center, a position he has held since 1988. Dr. Caravella has been a director of the Company since its inception.

    Amy Koreen, M.D., is an assistant professor of psychiatry and a research psychiatrist at Long Island Jewish Medical Center/Albert Einstein College of Medicine, positions she has held since July 1993. She also conducts a medical practice in psychiatry in Huntington, New York, a practice she has conducted since 1994. Prior to that time, Dr. Koreen completed a fellowship in biological psychiatry and neuropsychopharmacology at Long Island Jewish Medical Center. Dr. Koreen has been a director of the Company since its inception.

    Ronald R. Perrone, M.D., conducts a medical practice in anesthesiology in Melville, New York, a practice he has conducted since 1989. Dr. Perrone has been a director of the Company since its inception.

    Bruce A. Seideman, M.D., conducts a medical practice in orthopedic surgery with Orthopaedic Associates of Manhasset in Manhasset, New York, a practice he has conducted since 1987. Dr. Seideman has been a director of the Company since its inception.

    Eli Anker, M.D., conducts a medical practice in general and vascular surgery with the Island Surgical and Vascular Group, P.C. in Islip Terrace, New York, a practice he has conducted since 1977. Dr. Anker has been a director of the Company since its inception.

    Jeffrey R. Ashkin, M.D., conducts a medical practice in gastroenterology in Bay Shore, New York, a practice he has conducted since 1976. Dr. Ashkin has been a director of the Company since its inception.

    Marion Bergman, M.D., conducts a medical practice in pulmonary diseases and internal medicine in Patchogue, New York, a practice she has conducted since 1981. Dr. Bergman has been a director of the Company since its inception.

    Charles A. Calabrese, M.D., conducts a medical practice in plastic surgery in Stony Brook, New York, a practice he has conducted since 1987. Dr. Calabrese has been a director of the Company since its inception.

    Anthony P. Caruso, M.D., conducts a medical practice in otolaryngology in Southampton, New York, a practice he has conducted since 1979. Dr. Caruso has been a director of the Company since its inception.

    Gregory Kalmar, D.D.S., conducts a practice in family and cosmetic dentistry in Huntington, New York, a practice he has conducted since 1974. From 1982, Dr. Kalmar has also been an attending dentist at Nassau County Medical Center; East Meadow, New York. Dr. Kalmar was elected to the Board in August 1996.

FOR A TERM ENDING WITH THE 1998 ANNUAL MEETING

                                                                                        YEAR FIRST
NAME                                                                       AGE       BECAME A DIRECTOR
---------------------------------------------------------------------      ---      -------------------
Lew E. Cibeu, M.D. ..................................................          63             1995
Martin B. Cohen, M.D. ...............................................          56             1995
Alan Dietzek, M.D. ..................................................          39             1995
Geri DiGiovanna, D.O. ...............................................          31             1995
Jeffrey M. Epstein, M.D. ............................................          44             1995
Franco Gallo, M.D. ..................................................          34             1995
Steven M. Goldberg, M.D. ............................................          41             1995
David T. Goldman, M.D. ..............................................          41             1995
Linda Harkavay, M.D. ................................................          41             1995
Robert A. Jason, M.D. ...............................................          38             1995
Martin P. Kaplan, M.D. ..............................................          48             1995
Joseph Tamburrino, D.P.M. ...........................................          50             1996

    Lew E. Cibeu, M.D., conducts a medical practice in pediatrics in Islip Terrace, New York, a practice he has conducted since 1962. Dr. Cibeu has been a director of the Company since April 1995.

    Martin B. Cohen, M.D., conducts a medical practice in pediatrics in Huntington, New York, a practice he has conducted since 1969. Dr. Cohen has been a director of the Company since April 1995.

    Alan Dietzek, M.D., conducts a medical practice in vascular surgery in Great Neck, New York, a practice he has conducted since 1993. Prior to that Dr. Dietzek conducted a medical practice in vascular surgery at North Shore University Hospital from July 1990 through May 1993. Dr. Dietzek has been a director of the Company since April 1995.

    Geri DiGiovanna, D.O., conducts a medical practice in family practice in Massapequa Park, New York, a practice she has conducted since 1993. Dr. DiGiovanni has been a director of the Company since April 1995.

    Jeffrey M. Epstein, M.D., conducts a medical practice in neurosurgery in West Islip, New York, a practice he has conducted since 1991. Dr. Epstein served as the Secretary of South Shore Neurologic Association from June 1988 to November 1991. Dr. Epstein has been a director of the Company since its inception.

    Franco Gallo, M.D., conducts a medical practice in gastroenterology and hepatology with Gastroenterology Associates of Suffolk, P.C., in Port Jefferson and Smithtown, New York, a practice he has conducted since July 1994. Dr. Gallo is also a clinical instructor in the Department of Medicine, Division of Gastroenterology and Hepatology at Stony Brook University Medical Center. Dr. Gallo has been a director of the Company since its inception.

    Steven M. Goldberg, M.D., conducts a medical practice in internal medicine and cardiology in Great Neck, New York, a practice he has conducted since 1990. Dr. Goldberg has been a director of the Company since April 1995.

    David T. Goldman, M.D., conducts an urgent care and primary care medical practice in Center Moriches, New York, a practice he has conducted since 1988. Dr. Goldman has been a director of the Company since its inception.

    David Grossman, M.D., conducts a medical practice in internal medicine with the Woodmere Medical Associates in Woodmere, New York, a practice he has conducted since July 1994. Prior to conducting his practice, Dr. Grossman was associated with the North Shore University Hospital, Manhasset, New York, where he was an intern and resident from July 1988 to June 1991 and received fellowship training from July 1992 to June 1994, and with the University Hospital, Stony Brook, New York, receiving fellowship training from July 1991 to June 1992. Dr. Grossman has been a director of the Company since its inception.

    Linda Harkavay, M.D., conducts a medical practice in radiology with, and serves as president of Sunrise Medical Imaging, P.C., in Valley Stream, New York, a practice she has conducted and a position she has held since 1992. Prior to conducting her practice at Sunrise Medical Imaging, P.C., Dr. Harkavay has been in the academic and private practice of radiology since 1985. Dr. Harkavay has been a director of the Company since its inception.

    Robert A. Jason, M.D., conducts a medical practice in gynecology in Great Neck, New York, a practice he has conducted since 1986. Dr. Jason has been a director of the Company since April 1995.

    Martin P. Kaplan, M.D., conducts a medical practice in pediatrics in Port Jefferson Station, New York, a practice he has conducted since 1978. Dr. Kaplan has been a director of the Company since April 1995.

    Joseph Tamburrino, D.P.M., conducts a practice in podiatric medicine in Westbury and Bayshore, New York, a practice he has conducted since 1974 and 1980, respectively. Dr. Tamburrino was elected to the Board in August 1996.

FOR A TERM ENDING WITH THE 1997 ANNUAL MEETING

                                                                                        YEAR FIRST
NAME                                                                       AGE       BECAME A DIRECTOR
---------------------------------------------------------------------      ---      -------------------
Steven Kobren, M.D. .................................................          36             1995
Michael Ladinsky, D.O. ..............................................          36             1995
Steven A. Napoli, M.D. ..............................................          41             1995
Andrew A. Pastewski, M.D. ...........................................          59             1995
Asvin M. Patel, M.D. ................................................          42             1995
Andrew J. Peters, M.D. ..............................................          61             1995
Reed Phillips, M.D. .................................................          48             1995
Lynn Pierri, D.D.S., M.S. ...........................................          41             1995
Rosario Romano, M.D. ................................................          48             1995
Robert Sarnataro, M.D. ..............................................          42             1995
Jitendra Shah, M.D. .................................................          50             1995
William E. Shuell, M.D. .............................................          45             1995
Gary Wohlberg, M.D. .................................................          41             1995
Anthony DiBlanda, D.C. ..............................................          32             1996

    Steven Kobren, M.D., conducts a medical practice in internal medicine in Great Neck, New York, a practice he has conducted since 1989. Dr. Kobren has been a director of the Company since April 1995.

    Michael Ladinsky, D.O., conducts a medical practice in family practice in East Islip, New York, a practice he has conducted since 1988. Dr. Ladinsky has been a director of the Company since April 1995.

    Steven A. Napoli, M.D., conducts a medical practice in ophthalmology in Port Jefferson, New York, a practice he has conducted since 1987. Dr. Napoli has been a director of the Company since its inception.

    Andrew A. Pastewski, M.D., conducts a medical practice in general surgery in Patchogue, New York, a practice he has conducted since 1973. Dr. Pastewski has been a director of the Company since its inception.

    Asvin M. Patel, M.D., conducts a medical practice in family practice in Hicksville, New York, a practice he has conducted since 1986. Dr. Patel has been a director of the Company since April 1995.

    Andrew J. Peters, M.D., conducts a medical practice in internal medicine in Rockville Centre, New York, a practice he has conducted since 1966. Dr. Peters has been a director of the Company since its inception.

    Reed Phillips, M.D., conducts a medical practice in oncology in Glen Head, New York, a practice he has conducted since 1980. Dr. Phillips has been a director of the Company since its inception.

    Lynn S. Pierri, D.D.S., M.S., conducts a dental practice in oral and maxillofacial surgery in Smithtown, New York, a practice she has conducted since 1986. Dr. Pierri has been a director of the Company since April 1995.

    Rosario Romano, M.D., conducts a medical practice in internal medicine in Port Jefferson, New York, a practice he has conducted since 1985. Dr. Romano has been a director of the Company since its inception.

    Robert Sarnataro, M.D., conducts a medical practice in internal medicine in Flushing, New York, a practice he has conducted since 1985. Dr. Sarnataro has been a director of the Company since April 1995.

    Jitendra Shah, M.D., conducts a medical practice in family medicine in Patchogue, New York, a practice he has conducted since 1980. Dr. Shah has been a director of the Company since April 1995.

    William E. Shuell, M.D., conducts a medical practice in obstetrics/gynecology in Southampton, New York, a practice he has conducted since 1989. Dr. Shuell has been a director of the Company since its inception.

    Gary Wohlberg, M.D., conducts a medical practice in pulmonology medicine in Bay Shore, New York, a practice he has conducted since 1986. Dr. Wohlberg has been a director of the Company since its inception.

    Anthony DiBlanda, D.C., conducts a multispecialty practice in musculo-skeletal medicine in Nesconset, New York, a practice he has conducted since 1991. Dr. DiBlanda has been a director of the Company since 1996.

MEETINGS, COMMITTEES, DIRECTORS' FEES

    The Company's Board of Directors held 12 meetings during the year ended December 31, 1995. From time to time, the members of the Board of Directors and its Committees also act by unanimous consent pursuant to the laws of the State of New York. Each director attended more than 75% of the aggregate number of meetings of the Board of Directors and Committees on which he or she served during the fiscal year ended December 31, 1995 ("Fiscal 1995").

    The Board of Directors has a standing Nominating Committee. The Nominating Committee consists of six members: Jeffrey Ashkin, M.D., Marion Bergman, M.D., David Goldman, M.D., Andrew Peters, M.D., Bruce Seideman, M.D. and David J. Weissberg, M.D. The purpose of the committee is to nominate members for the Board of Directors and its committees.

    During Fiscal 1995, Paul Kolker, M.D., Charles A. Calabrese, M.D., Michael Ladinsky, M.D., Andrew A. Pastewski, M.D., Ronald R. Perrone, M.D., Jeffrey Ashkin, M.D., Steven Kobren, M.D. and Franco Gallo, M.D. served as members of the Selection Committee which was responsible for selecting a full time Medical Director for the Company's subsidiary, MDNY Healthcare, Inc. ("MDNY"). Upon completion of this task, the Committee was disbanded.

    The Company does not have a Compensation Committee or an Audit Committee. The Company did not pay any cash compensation to its directors or officers in Fiscal 1995. The Company intends to pay each director a fee equal to $200 per meeting attended for serving as a director.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of the holders of a plurality of the aggregate issued and outstanding shares of Class A Common Stock entitled to vote at the Meeting, present in person or represented by proxy at the Meeting, is required to elect each director.

   THE BOARD OF DIRECTORS DEEMS THE ELECTION OF EACH OF THE BOARD'S NOMINEES
        TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS
        AND RECOMMENDS A VOTE "<*>FOR</*>" THE ELECTION OF EACH NOMINEE.

                                     ITEM 2

           PROPOSAL TO APPROVE AMENDMENTS TO THE COMPANY'S BY-LAWS TO
              PERMIT THE EXCHANGE OF CLASS B COMMON STOCK HELD BY
            CERTAIN SHAREHOLDERS WHO DO NOT OWN CLASS A COMMON STOCK
          FOR CLASS A COMMON STOCK AND TO PERMIT CERTAIN PRACTITIONERS
                  TO SERVE ON THE COMPANY'S BOARD OF DIRECTORS

    The Company's By-Laws currently provide that shares of Class A Common Stock can only be issued to health care providers who are doctors of medicine and who are then members of an independent practice association that is a subsidiary of the Company ("IPA"). The By-Laws also provide that only holders of Class A Common Stock can be members of the Board of Directors. Shares of Class B Common Stock can be issued to other health care providers. The Board of Directors has determined that in order to encourage greater participation in the Company on the part of psychologists, general dentists, specialty dentists (with the exception of oral and maxillofacial surgeons), podiatrists and chiropractors who currently are not permitted to own Class A Common Stock but who are members of an IPA, the By-Laws should be amended to allow such practitioners to own one share of Class A Common Stock; but to provide that such practitioners cannot, as a group, hold more than 20% of the seats on the Company's Board of Directors. If such amendments are approved, the Company intends to offer each such Class B shareholder the opportunity to exchange one share of Class B Common Stock he or she holds for one share of Class A Common Stock. There are a total of 483 shares of Class B Common Stock to be exchanged for 483 shares of Class A Common Stock. These exchanges would be effected prior to the transactions described in Item 3. As a result of this exchange, the voting rights of present holders of the Company's Class A Common Stock will be diluted.

    Accordingly, the Board of Directors has proposed, subject to approval by the holders of Class A Common Stock, amendments to the By-Laws which permit the exchange of Class B Common Stock held by certain shareholders for Class A Common Stock and which limit to not more than 20% of the entire Board of Directors the number of seats on the Board of Directors that may be held by practitioners who are not doctors of medicine.

    Annexed to this Proxy Statement as Exhibit A is Section 1 of Article III and
Section 1 of Article IV of the By-Laws as proposed to be amended. In addition, the Company's Board of Directors has proposed that Article VI, Section 4 of the By-Laws be amended by deleting the introductory paragraph and subsection (a) thereof to eliminate qualifications for share ownership. Annexed to this Proxy Statement as Exhibit B is Section 4 of Article VI of the By-Laws as proposed to be amended.

VOTE REQUIRED FOR APPROVAL

    The affirmative vote of holders of two-thirds (2/3) of the issued and outstanding shares of Class A Common Stock entitled to vote at the Meeting, present in person or represented by proxy at the Meeting, will be required to approve the amendments to the Company's By-Laws as proposed by the Company's Board of Directors.

         THE BOARD OF DIRECTORS DEEMS THE PROPOSAL CONTAINED IN ITEM 2
        TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS
              AND RECOMMENDS A VOTE "<*>FOR</*>" APPROVAL THEREOF

                                     ITEM 3

                PROPOSAL TO APPROVE A PROPOSED RESTRUCTURING AND
              RECAPITALIZATION OF THE COMPANY AND MDNY HEALTHCARE,
              INC. PURSUANT TO AN AGREEMENT AND PLAN OF MERGER AND AMENDMENTS TO THE COMPANY'S CERTIFICATE OF INCORPORATION AND BY-LAWS

BACKGROUND AND REASONS FOR THE AGREEMENT AND PLAN OF MERGER

    The Company presently owns all of the shares of Class A common stock of MDNY Healthcare, Inc. ("MDNY"), a health maintenance organization licensed to provide health care services in the Long Island service area. The Catholic Healthcare Network of Long Island, Inc., a New York not-for-profit corporation ("CHNLI"), owns all of the shares of Class B common stock of MDNY. Until November 13, 1996, the Company also owned all of the shares of common stock of three Independent Practice Associations ("IPAs") which have service contracts with MDNY as well as certain other investments. On that date the Company exchanged its shares in the IPAs, its other investments and substantially all of its cash and cash equivalents for all of the voting and non-voting membership interests of LIPH, LLC, a newly-formed New York limited liability company. The membership interests in LIPH, LLC were then distributed by the Company to the shareholders of the Company on a pro rata basis (the "LIPH Restructuring"). The distribution was effected pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended (the "Securities Act"), for intrastate offerings. The transfer restrictions upon the Company's Common Stock and the Company's rights of repurchase with respect to outstanding shares of the Company's Common Stock also apply to the membership interests in LIPH, LLC pursuant to the LIPH, LLC Operating Agreement. As a result of the LIPH Restructuring, the only assets remaining with LIPH as of November 13, 1996 were its interest in MDNY common stock and substantially all of its cash and cash equivalents. In addition, LIPH, LLC assumed the Company's obligations to certain holders of outstanding options to acquire shares of the Company's common stock. Such option holders will receive options to acquire membership interests in LIPH, LLC based on the relative value of the LIPH assets distributed to LIPH, LLC as compared to the value of the assets retained by LIPH.

    MDNY is seeking to expand its financial and service resources and to expand its service area by offering equity interests to health care providers and hospitals in other areas of New York State who will also organize IPAs or other entities which will contract with MDNY for the provision of medical and hospital services to MDNY's enrollees. In addition, MDNY's Board of Directors has determined that MDNY's purposes can be best served if it can make available to its potential subscribers certain ancillary services, such as indemnity insurance which, by law, it cannot offer either directly or through a subsidiary, but which can be offered by an entity that is under common ownership with MDNY. Consequently, MDNY, the Company and CHNLI have agreed that the equity interests in MDNY should be owned by MDNY Holdings, LLC, a newly-formed New York limited liability company ("Holdings"), which has been organized for this purpose. The principal executive offices of Holdings will be located at 275 Broadhollow Road, Melville, New York 11747 ((516) 454-1900). CHNLI and all future investors would own interests in Holdings rather than MDNY and the shareholders of the Company will hold interests in Holdings directly rather than through their interests in the Company (the "MDNY Restructuring"). The transfer restrictions upon the Company's Common Stock and the Company's rights of repurchase with respect to outstanding shares of the Company's Common Stock will also apply to the membership interests in Holdings pursuant to the Holdings Operating Agreement and will be substantially the same as those that are or will become applicable with respect to the LIPH, LLC membership interests.

    To accomplish the MDNY Restructuring: (i) immediately prior to the merger, CHNLI will exchange its 336 shares of MDNY Class B voting common stock for newly-created Class C voting Common Stock of the Company and Class B Common Stock of the Company in proportions which will preserve the relative voting rights of CHNLI and the Company in MDNY that existed prior to the MDNY Restructuring and

(ii) the Company will be merged (in a two-step transaction described below) into Holdings, as a result of which the shareholders of the Company, including CHNLI, will receive voting and non-voting interests in Holdings in the same proportion as their ownership of shares of Class A, Class B and Class C Common Stock of the Company immediately prior to the MDNY Restructuring. The Class C Common Stock will have a par value of $.001 per share and the same rights as the Class B Common Stock. Of the 2,500,000 shares of Class C Common Stock to be authorized
for issuance by the amended Certificate of Incorporation,       shares of the
Class C Common Stock and       shares of the Class B Common Stock will be issued
to CHNLI in order to reflect the relative equity and voting interests of CHNLI and the Company in MDNY. Due to the fact that the exchange is to occur simultaneously with the merger of the Company into Holdings, there will be no significant effect on the existing shareholders of the Company as a result of the issuance of the Class C Common Stock. The distribution of Holdings Interests to the Company's shareholders and CHNLI will be effected pursuant to an exemption from the registration requirements of the Securities Act for intrastate offerings. An intrastate prospectus with respect to the distribution of Holdings Interests will be filed with the New York State Attorney General's Office.

    Upon completion of the MDNY Restructuring as contemplated, the ownership structure of MDNY would be represented as follows:

                                [CHART]

THE AGREEMENT AND PLAN OF MERGER AND AMENDMENTS TO
  THE COMPANY'S CERTIFICATE OF INCORPORATION AND BY-LAWS

    Shareholders of the Company are being asked to approve an Agreement and Plan of Merger (the "Plan") among the Company, Holdings and a newly-formed Delaware corporation ("MergerCo") that is a wholly-owned subsidiary of Holdings organized solely for the purpose of effectuating the MDNY Restructuring. Pursuant to the Plan, and as part of a single transaction, the Company will be merged into MergerCo and MergerCo will then be merged into Holdings (the "Merger"). Pursuant to the MDNY Restructuring, the shareholders of the Company, including CHNLI, will become entitled to receive Class A, Class B-1 and Class C-1 membership interests in Holdings in amounts equivalent to the shares of Class A, Class B and Class C Common Stock of the Company owned by them. The resolution which will be proposed at the Meeting will include (i) approval of the Plan, (ii) approval of an amendment to the Company's Certificate of Incorporation to authorize the creation of new Class C Common Stock, and (iii) approval of an amendment to
Section 1 of Article III of the By-Laws permitting CHNLI to be a shareholder of the Company.

    A copy of the Agreement and Plan of Merger among the Company, MergerCo and Holdings is attached as Exhibit C and Holdings' Amended and Restated Articles of Organization and Operating Agreement are attached to this Proxy Statement as Exhibits D-1 and D-2, respectively. The Form of Certificate of Amendment to the Company's Certificate of Incorporation authorizing the creation of Class C Common Stock is attached as Exhibit E and the proposed form of amended Article III, Section 1 of the By-Laws is attached hereto as Exhibit A.

FEDERAL INCOME TAX CONSEQUENCES OF THE MERGER

    It is intended that the Merger be treated as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and that the Company, Holdings and MergerCo be parties to the reorganization within the meaning of Section 368(b) of the Code. Thereby no gain or loss will be recognized by the Company's shareholders with respect to their receipt of Holdings Interests in exchange for their shares of the Company's Common Stock. A successful challenge to the status of the Merger as a tax free reorganization would result in a shareholder recognizing gain or loss with respect to each share of the Company's Common Stock surrendered equal to the difference between the shareholder's basis in such share and the fair market value, at the time of the Merger, of the Holdings Interests received in exchange therefor.

DESCRIPTION OF HOLDINGS

    Holdings' Articles of Organization and Operating Agreement provide for the issuance of an unlimited number of membership interests with such voting rights as shall be designated by Holdings' Board of Managers. Upon completion of the MDNY Restructuring, the Company's shareholders will own Holdings Class A Non-Voting Interests and Holdings Class B-1 Voting Interests and CHNLI will own Holdings Class A Non-Voting Interests and Holdings Class C-1 Voting Interests. The Holdings Operating Agreement permits individual health care providers to own only one voting membership interest in Holdings but to invest in additional non-voting interests in Holdings. Holdings intends to issue Class B Voting Interests in sequentially numbered series to groups of health care providers who desire to own more than one Interest in Holdings. In accepting investments from Hospital Entities, Holdings intends to allocate voting Holdings Interests (which will be denominated as Class C Voting Interests in sequentially numbered series) and Class A Non-Voting Interests to such investors in a manner that will be determined by reference to the number and/or value of voting and non-voting interests in Holdings sold to health care providers in transactions deemed appropriate for such purpose, subject to the limitation that the Holdings Operating Agreement does not permit Holdings to issue voting Holdings Interests to Hospital Entities equal to more than 33-1/3% of the total number of outstanding voting Holdings Interests (i.e., no more than 50% of the outstanding voting Holdings Interests held by health care providers).

DESCRIPTION OF GOVERNANCE OF HOLDINGS AND MDNY

    HOLDINGS

    The Board of Managers of Holdings (the "Holdings Board") is responsible for the management of Holdings, its assets and the disposition thereof, and is responsible for the general policies of Holdings and the general supervision of the activities conducted by Holdings' officers, agents, employees, advisors or independent contractors as may be necessary in the course of Holdings' business. Generally, actions to be taken by the Holdings Board will require approval of a majority of the managers present at any meeting at which there is a quorum, except with respect to the election of the Board of Directors of MDNY (the "MDNY Board"), and as otherwise specified in the Holdings Operating Agreement or by the New York Limited Liability Company Law (the "LLC Law").

    The initial Holdings Board will consist of twenty-nine (29) seats and will be comprised of the present fourteen (14) practitioner members and hospital representative members of the MDNY Board with fifteen (15) vacancies. Of the fourteen initial members, four (4) ("Hospital Managers") will be representatives of entities that own, operate or promote the interests of hospitals that are under contract to provide hospital services to MDNY's enrollees ("Hospital Entities"), and ten (10) individuals ("Practitioner Managers") will be designees of health care providers, groups of health care providers, entities owned by health care providers, independent practice associations or entities that own, directly or indirectly, any such groups or independent practice associations under contract with MDNY ("Practitioner Entities"). Commencing with the Annual Meeting of Members of Holdings in 1997 (the "1997 Meeting") and subsequent thereto, the

Holdings Board will consist of twenty-nine (29) persons, eight (8) of whom will be Hospital Managers; provided, however, that if after notice to Holdings, Hospital Entities cease to own or be contractually committed to acquire an aggregate of not less than 10% of the outstanding equity interests in Holdings and the Hospital Entities fail to acquire sufficient additional equity interests in Holdings within one year thereafter so as to own or be contractually committed to acquire an aggregate of not less than 10% of the outstanding equity interests in Holdings (the "Hospital Minimum Ownership"), they will no longer be entitled to elect Hospital Managers. Of the Practitioner Managers, at least sixteen (16) must be primary care physicians or specialty care physicians other than psychiatrists ("Physician Practitioner Managers"). The remaining five (5) Practitioner Managers will, to the extent practicable, consist of one dentist, one psychiatrist, one psychologist, one podiatrist and one chiropractor.

    The Holdings Operating Agreement provides that prior to the 1997 Meeting, in the event Holdings issues additional series of Holdings Class B Interests to future investors that are providers who participate in an MDNY-affiliated IPA ("Participating Providers") and Holdings receives proceeds in excess of $1,000,000 from any one such sale of Holdings Class A Interests and Holdings Class B Interests, purchasers in such offering will be entitled to elect, voting as a separate class, that number of Practitioner Managers as shall bear, as near as possible, the same ratio to 10 as the total consideration paid for Holdings Interests purchased by such investors bears to the total consideration paid or contractually committed to be paid by the Company for its shares of MDNY common stock. Similarly, in the event that a Hospital Entity invests in Holdings prior to the 1997 Meeting, and Holdings' proceeds from such sale are in excess of $1,000,000, such Hospital Entity will be entitled to elect that number of Hospital Managers as shall bear, as near as possible, the same ratio to 4 as the total consideration paid for Holdings Interests purchased by such Hospital Entity bears to the total consideration paid or contractually committed to be paid by CHNLI for its shares of MDNY common stock.

    Commencing with the 1997 Meeting and each Annual Meeting thereafter, the Holdings Board will allocate the twenty-one (21) seats reserved for Practitioner Managers (including the sixteen (16) seats for Physician Practitioner Managers) among each series of Holdings Class B Interests whose holders are associated with a Designating Practitioner Entity, in proportion, as near as possible, to the total dollar amount of the consideration paid or contractually committed to be paid for Holdings Interests purchased by the owners of all such series, and each series of Holdings Class B Interests shall be entitled to elect, by separate vote, their allocated number of Practitioner Managers, except that the holders of Holdings Class B-1 Interests will in no event be allocated less than two Physician Practitioner Managers and in no event will the holders of any series of Class B Interests for whom a Practitioner Entity has qualified as a "Designating Practitioner Entity" be allocated less than one Practitioner Manager. Similarly, the eight (8) seats reserved for Hospital Managers shall be allocated among and elected by each series of Holdings Class C Interests, except that the holder of the Holdings Class C-1 Interests (CHNLI) will be entitled to elect at least two Hospital Managers and in no event will the holders of Class C Interests for whom a Hospital Entity has qualified as a "Designating Hospital Entity" be allocated less than one Hospital Manager.

    With the exception of those matters set forth below, and except as provided in the LLC Law or in the Holdings Operating Agreement, the vote of the majority of the managers present at any meeting at which there is a quorum, voting together, is required for Board action. A majority of the total number of managers will constitute a quorum for the transaction of business. The following matters require the affirmative vote of the majority of the entire Holdings Board, and, by separate vote, the majority of the Practitioner Managers and, while Hospital Entities maintain the Hospital Minimum Ownership in Holdings, the majority of the Hospital Managers:

    - The dissolution, merger or consolidation of Holdings, or the sale, lease, exchange or other disposition of all or substantially all of the assets of Holdings (each a "Fundamental Change");

    - A change in the Holdings Operating Agreement;

    - The sale of any shares of MDNY Common Stock owned by Holdings;

    - The establishment by Holdings of a new line of business other than the operation of an insurance company, or the establishment of any subsidiary (corporate or other) of Holdings whose Board of Directors (or similar managing body) does not reflect the same proportion of Practitioner Managers (or their designees) and Hospital Managers (or their designees) as the Board of Managers of Holdings;

    - The issuance of additional Holdings Interests; except that (x) Hospital Entities may, without Board approval, purchase, at unit prices comparable to those paid by other members, Holdings Interests in order to maintain or restore the Hospital Minimum Ownership in Holdings required to preserve the rights and preferences of Holdings Class C Interests; (y) except that the issuance and sale of additional Holdings Class B Interests to Participating Providers solely in connection with a proposed expansion of the service area of MDNY (which expansion has been approved by the Board of Directors of MDNY) may be approved solely by the affirmative vote of at least a majority of the Practitioner Managers, and that the issuance and sale of additional Holdings Class C Interests to Hospital Entities solely in connection with a proposed expansion of the service area of MDNY (which expansion has been approved by the Board of Directors of MDNY) may be approved solely by the affirmative vote of at least a majority of the Hospital Managers; and (z) provided, however, that if, in either case, such sales are made to persons or entities whose practice or hospital is in a geographic area in which MDNY has already contracted for the provision of medical services or hospital facilities, then a vote of the majority of the entire Board and a separate vote of the Practitioner Managers practicing in such geographic area or Hospital Managers who are designated by the Hospital Entity where affiliated hospital(s) are located in such geographic area will be required;

    - Holdings making any commitment of funds or assets, including, but not limited to, entering into any agreement, or borrowing or making other financial arrangements, with a value in excess of $1,000,000 (a "Major Commitment");

    - The determination of the amount of any dividends received from MDNY which shall be distributed to the Holdings members, which distribution shall be PRO RATA in accordance with their Membership Interests; and

    - Action which would result in any subsidiary of Holdings having, from the total number of its directors or managers appointed by Holdings, a number of Health Care Providers and representatives of Hospital Entities disproportionate to the numbers of such persons then serving as managers of Holdings.

    The requirement of a supermajority vote of the Board for approval of a Fundamental Change or certain other events enumerated above may have the effect of delaying, deferring or preventing a change in control of Holdings. In addition, the Holdings Operating Agreement provides that with respect to a certain provision of MDNY's By-Laws relating to ethical principles, that the vote of the majority of CHNLI's representatives on the Holdings Board is required to approve any change or amendment to such provision. Also, the Holdings Board has authority to amend the Holdings Operating Agreement, except that any change in the Holdings Operating Agreement which would alter the rights or privileges of the holders of any Class or series of any Class of Membership Interests must be approved by a majority of the Managers who own such Class or series.

    The Holdings Operating Agreement provides that in the event the Hospital Entities fail to maintain the Hospital Minimum Ownership in Holdings, they will lose their right to elect any Hospital Managers to the Holdings Board and Hospital Directors to the MDNY Board and their super majority voting rights on both the Holdings Board and MDNY Board, but that CHNLI will retain the right to prevent any change in the provision in MDNY's By-Laws relating to ethical principles so long as CHNLI owns any Holdings Interests.

    MDNY

    MDNY's By-Laws presently provide that the MDNY Board will consist of eighteen (18) members, comprised of the following: (i) ten (10) members elected by the holders of the MDNY Class A common stock, four (4) of whom shall be primary care physicians, four (4) of whom shall be specialty care physicians, one (1) of whom shall be a dental health care provider, and one (1) of whom shall be a behavioral health care provider; (ii) four (4) members elected by the holders of the MDNY Class B common stock; and (iii) four (4) four members elected by the holders of both the MDNY Class A common stock and the MDNY Class B common stock, voting together, all of whom, within one year of the date MDNY was licensed as an HMO, shall be representatives of MDNY's enrollees.

    If the MDNY Restructuring is effectuated, MDNY's By-Laws and Certificate of Incorporation will be amended to change the composition of the MDNY Board. The new MDNY Board will consist of eighteen (18) members. Four (4) of the Board members must be representatives of MDNY enrollees, eight (8) will be Physician Practitioner Managers of Holdings, two (2) will be other health care providers who are Practitioner Managers of Holdings (together with the Physician Practitioner Managers, the "Practitioner Directors"), and four (4) will be Hospital Managers of Holdings (the "Hospital Directors").

    With the exception of the representatives of MDNY enrollees, directors of MDNY must also be members of the Holdings Board. The Holdings Operating Agreement provides that the Holdings Board will elect from among the Holdings managers those persons to serve as directors of MDNY for terms coextensive with their terms as managers of Holdings. The Practitioner Directors will be elected by the majority vote of the Practitioner Managers. The Hospital Directors will be elected by the majority vote of the Hospital Managers.

    With the exception of certain matters set forth below, action by the MDNY Board will be taken upon the majority vote of the MDNY directors present at a meeting at which a quorum is present. A majority of the total number of directors will constitute a quorum for the transaction of business. With respect to the matters listed below, an affirmative vote of a majority of all the MDNY directors, and the majority of all the Practitioner Directors and while Hospital Entities maintain the Hospital Minimum Ownership, the majority of the Hospital Directors, voting separately, is necessary:

    - A Fundamental Change of MDNY;

    - The establishment, modification or change to the risk-sharing methodology for funding hospital risk pools, including the percentage of medical expenses allocated to hospital risk pools and the nature of items charged against hospital risk pools;

    - Selection, inclusion or termination of hospitals which are participating providers with MDNY or with an IPA under contract to MDNY;

    - A Major Commitment by MDNY;

    - The issuance of additional shares of MDNY Common Stock, except to Holdings;

    - The establishment by MDNY of a new line of business other than the HMO, or the establishment of any subsidiary (corporate or other) of MDNY whose Board of Directors (or similar governing body) does not reflect the same proportion of Practitioner Directors (or their designees) and Hospital Directors (or their designees) as the MDNY Board;

    - A change in MDNY's Certificate of Incorporation; and

    - A change in MDNY's By-Laws affecting or relating to the purpose of MDNY or the selection, term, termination and qualifications of individuals comprising the MDNY Board or any committee thereof, provided that, any change to the section of MDNY's By-Laws that provides that "MDNY shall not offer medical services that are morally objectionable to the Diocese of Rockville Centre as part of its basic benefit plan" shall require the affirmative vote of a majority of those MDNY directors that are affiliated with CHNLI.

    In addition, MDNY's Certificate of Incorporation provides that in the event any of the foregoing matters would adversely affect MDNY's providers or participants in a particular geographic subdivision recognized by the NYS Department of Health in its determination of MDNY's service area, the affirmative vote of Practitioner Directors or Hospital Directors must include the votes of a majority of such directors who are associated with the Practitioner Entity or Hospital Entity whose associated practitioners or hospitals operate in such subdivision. For the purposes of this provision, a matter would be deemed to "adversely affect" a geographic subdivision if the matter involved a policy, financial arrangement or other determination that would, on its face, treat, affect, or otherwise apply to a geographic subdivision in a different way such that the providers or participants in such geographic subdivision were materially disadvantaged thereby.

    The MDNY Board, by resolution adopted by a majority of such Board, shall, subject to the Hospital Entities maintaining the Minimum Hospital Ownership in Holdings, designate from among its members: (i) a Finance Committee of such Board, which shall be comprised of three (3) Practitioner Directors and three
(3) Hospital Directors; (ii) a Hospital Selection Committee which shall be comprised of three (3) Practitioner Directors and three (3) Hospital Directors;
(iii) a Medical Delivery Committee, which shall be comprised of four (4) Hospital Directors and eight (8) Practitioner Directors; (iv) a Customer Satisfaction Committee, which shall be comprised of two (2) Practitioner Directors and four (4) administrative staff representatives of MDNY; and (v) a Marketing and Product Development Committee which shall be comprised of four (4) Practitioner Directors and two (2) Hospital Directors.

    With the exception of the Finance Committee, each of the foregoing committees of the MDNY Board shall act solely in an advisory capacity with respect to the Board of Directors. The Finance Committee, in addition to any other powers granted to it by resolution of the MDNY Board, shall be vested with the authority to (i) review and recommend approval of MDNY's budget to the MDNY Board, (ii) report on the financial condition of MDNY to the MDNY Board, (iii) establish cash management policy and assure maintenance of adequate reserves for MDNY, (iv) review rate filing submissions by MDNY, and (v) review and approve any dividend to be paid by MDNY to the Company.

DESCRIPTION OF THE HOLDINGS MEMBERSHIP INTERESTS

    Holdings is a limited liability company formed under and governed by the LLC Law. Holdings is issuing three classes of membership interests (the "Holdings Interests"): Class A Interests, Class B Interests and Class C Interests. No specific number of each such class of Interests is authorized because such specific determination is not required in the limited liability company structure, and, thus, Holdings is not restricted in the amount of additional Interests it could issue in the future, except that only providers participating in an IPA or an IPA, itself, may purchase additional Class B Interests in Holdings. Except as set forth above with respect to voting, Holdings Class A, Class B and Class C Interests have identical rights and benefits.

    No member of Holdings is permitted to own more than one Class B Interest, but there is no limitation upon the number of Class A Interests which a member may own, subject to availability and the discretion of the Holdings Board. The Holdings Class B and Class C Interests entitle the holder thereof to vote on all matters to be voted on by members of the Company. The Class A Interests do not entitle their holders to voting rights, except as may be provided by the LLC Law or the Holdings Operating Agreement. As a result of the restriction placed on the ownership of Class B Interests, all members of Holdings owning Class B Interests will have equal voting rights on matters requiring action by members of a limited liability company under the LLC Law or which the managers may determine to submit to the members, regardless of the total investment in the Company made by an individual member. The requirement in the Holdings Operating Agreement that certain events including a "Fundamental Change" in Holdings be approved by a supermajority vote of the Board, may have the effect of delaying, deferring or preventing a change in control of Holdings.

    All outstanding Class A Interests, Class B Interests and Class C Interests will be entitled to receive PRO RATA distributions, if any, as may be declared by the Holdings Board in its discretion out of funds legally available therefor. Upon liquidation of Holdings, holders of Class A, Class B and Class C Interests are entitled to share PRO RATA in any distribution of Holdings' assets. There are no preemptive rights attached to any class of Holdings' Interests.

    There are presently two offerings of Holdings Interests in progress to health care providers practicing in Queens County and the Hudson Valley region of New York. The securities to be issued in both offerings consist of a combination of Holdings Interests and limited liability company membership interests of regional holding companies that own independent practice associations.

RESTRICTIONS ON TRANSFER OF HOLDINGS INTERESTS

    The Holdings Operating Agreement and the Operating Agreement of LIPH, LLC are designed to continue, in substantially similar form, the transfer restrictions currently imposed on the Company's shareholders. The restrictions on transfer of LIPH, LLC Interests differ from those imposed on the Holdings Interests in that the LIPH, LLC Board must consent to transfers of LIPH, LLC Interests, whereas the Holdings Operating Agreement does not generally require such consent.

    The Holdings Operating Agreement provides that in the event a member dies, the decedent's estate shall have two years from the date of death within which to sell such decedent's medical practice. Once the estate has secured a purchaser for the practice, such purchaser shall have the right to join an appropriate IPA (after satisfying the then-existing qualifications and receiving the approval of the Credentialing Committee of that IPA) and purchase the estate's Interests in Holdings.

    If, after the passage of two years, the estate has been unable to find a purchaser, or, if during the two-year period the estate finds a purchaser who either does not qualify for participation in the appropriate IPA or does not want to participate in the appropriate IPA, Holdings shall have the right, but not the obligation, to purchase the estate's Interests in Holdings. This right to purchase may be exercised in whole or in part. The purchase price for each of the Interests that Holdings may elect to purchase shall be equal to the value of such Interests determined by Holdings' independent certified public accountants or an independent consultant appointed by Holdings at the end of the most recent fiscal year completed prior to the date of the estate's offer to sell. In the event Holdings chooses not to purchase any or all of the estate's Interests, the estate may offer the Interests to a member of an IPA. In such event, however, each Holdings Class B Interest shall be automatically converted into non-voting Class A Interests to maintain the one member-one vote structure. An estate of a member who was a member of a Participating Practice may sell the Interests to the other members of the Participating Practice who are members of an IPA; provided, however, that if any such person becomes the owner of more than one Class B Interest, such excess will be converted to non-voting Class A Interests.

    The Holdings Operating Agreement also provides that in the event a health care provider's relationship with an IPA is involuntarily terminated by the IPA, Holdings shall have the right, but not the obligation, to purchase such health care provider's Interests. This right to purchase the Interests may be exercised in whole or in part. The purchase price for each of the Interests that Holdings may elect to purchase shall be equal to the value of such Interests determined by Holdings' independent certified public accountants or an independent consultant appointed by Holdings at the end of the most recent fiscal year completed prior to the date of the member's offer to sell. In the event Holdings chooses not to purchase any or all of such Interests, the health care provider may offer the Interests to another member of an IPA.

In such event, however, any Class B Interest sold shall be automatically converted into one Class A Interest to maintain the one member-one vote structure.

    The Holdings Operating Agreement also provides that in the event a health care provider retires, becomes disabled, sells his medical practice or otherwise voluntarily terminates his provider relationship with the applicable IPA, such health care provider has three options with respect to his Interests. The health care provider can either: (i) request that his Class B Interest be exchanged for a Class A Interest, in which case he will be entitled to continue to hold all of his Interests, or (ii) sell the Interests owned by him to a member of an IPA who is already a member of Holdings, provided that his Class B Interest be automatically converted into a Class A Interest, or (iii) within two years from the date of his voluntary termination sell his practice or his interest in a group practice and his Holdings Interests to a member of an IPA or to a non-participating provider, subject to his becoming a member of an IPA. In the event such purchaser already is a member of an IPA, any Class B Interest sold shall be automatically converted into one Class A Interest. In addition, subject to obtaining the consent of the governing body of the respective regional holding company of an IPA (E.G., the Board of Managers of LIPH), which consent may be withheld for any or no reason, the health care provider may sell his Holdings Interests to a health care provider who is not a member of Holdings, provided that such health care provider satisfies the credentialing criteria established by MDNY and the appropriate IPA and provided further that such member's Class B Interest shall convert into a Class A Interest unless and until the purchasing health care provider becomes a member of Holdings.

    Neither Holdings nor LIPH, LLC is obligated to repurchase any member's Interests. The purchase price of Interests that LIPH, LLC or Holdings elects to purchase, if any, shall be equal to the fair market value determined by the respective Board of Managers of LIPH, LLC and Holdings at the end of the most recent fiscal year completed prior to the date of the member's offer to Holdings. Additionally, a member may not be able to find a purchaser for his Interests if a circumstance arises in which the member is permitted, under the Holdings and LIPH, LLC Operating Agreements, to sell his Interests and any such transfer of LIPH, LLC Interests must be approved by the LIPH, LLC Board, which consent may be unreasonably withheld.

TAX CHARACTERISTICS OF A LIMITED LIABILITY COMPANY TAXABLE AS A SUBCHAPTER C
  CORPORATION

    Holdings was formed as a New York limited liability company, however, it will be treated as a Subchapter C corporation for Federal tax purposes. As such, any items of income, gain, loss, deduction and credit would be reflected on Holdings' tax return rather than being passed on to its members, and Holdings' net income, if any, would be taxed on the entity level at corporate tax rates. In addition, any distribution made by Holdings to its members will be treated as either taxable dividend income, a nontaxable return of capital or taxable capital gain. The Company is subject to the identical treatment for Federal tax purposes.

COMPARISON OF CERTAIN CHARACTERISTICS OF A NEW YORK
  CORPORATION AND A NEW YORK LIMITED LIABILITY COMPANY

    Upon consummation of the MDNY Restructuring, the shareholders of the Company will become members of Holdings, a newly-formed New York limited liability company taxable as a corporation. The following is a summary of certain differences between the provisions of the New York Business Corporation Law governing corporations (the "BCL") and the LLC Law and the relevant sections of the Company's governing documents or the Holdings Operating Agreement where those documents supersede the BCL or LLC Law. This summary does not purport to be complete and reference is made to the Company's Certificate of Incorporation and By-Laws and the Holdings Operating Agreement. Generally, the BCL dictates the management structure and operation of a corporation. The LLC Law permits greater flexibility in the conduct of a company's affairs in that in many instances it defers to the operating agreement which can vary the statutory requirements.

    CAPITALIZATION.

    The Company's Certificate of Incorporation authorizes the issuance of 12,500,000 shares of Common Stock consisting of 2,500,000 shares of the Class A Common Stock and 10,000,000 shares of the Class B Common Stock. A change in the number of authorized shares would require an amendment to the Company's Certificate of Incorporation and shareholder approval. The Company's Certificate of Incorporation and By-Laws and the BCL describe the rights attributed to such shares.

    Under the LLC Law, there is no requirement that a company set forth the number and type of interests it is authorized to issue. Therefore, there is no restriction on the number of membership interests Holdings may issue or on the characteristics and relative rights of such interests, except as may be provided in the Holdings Operating Agreement.

    PREEMPTIVE RIGHTS.

    Generally, the BCL provides holders of the Company's Common Stock with the preemptive right to subscribe for any new or increased shares of the Common Stock issued by the Board of Directors unless such rights are specifically excluded in the Company's Certificate of Incorporation. The Holdings Operating Agreement specifically denies Holdings members any preemptive rights.

    APPRAISAL RIGHTS.

    The BCL provides that, upon compliance with the applicable requirements and procedures, a dissenting shareholder has the right to receive the fair value of his or her shares if he or she objects to: (i) certain mergers, (ii) a consolidation, (iii) a disposition of assets requiring shareholder approval or
(iv) certain amendments to the Certificate of Incorporation which adversely affect the rights of such shareholder.

    Neither the LLC Law nor the Holdings Operating Agreement provide a dissenting member with appraisal rights. Although the Holdings Operating Agreement permits a member to withdraw from Holdings, Holdings has the right but not the obligation to purchase that member's Holdings Interests. In fact, the sale of a member's interests in Holdings is subject to transfer restrictions, that, for the most part, have been carried over from the Company's By-Laws.

    RIGHTS AND OPTIONS.

    The BCL requires shareholder approval of any plan pursuant to which rights or options are to be granted to directors, officers or employees. Neither the LLC Law nor the Holdings Operating Agreement require member approval of such plans, although various other relevant legal considerations such as those contained in the Internal Revenue Code and Securities Exchange Act of 1934, as amended (the "Exchange Act"), may make shareholder approval of certain rights or option plans necessary or desirable.

    REMOVAL OF DIRECTORS AND MANAGERS.

    The Company's By-Laws permit the removal of a member of the Board of Directors (i) with or without cause by a vote of the majority of shareholders eligible to vote or (ii) with cause by a two-thirds (2/3) vote of the Board of Directors. A Board member is automatically removed in the event he is no longer a shareholder of the Company.

    The Holdings Operating Agreement provides that a member of the Board of Managers may be removed for cause by the vote of a majority of the voting Holdings Interests. Any or all of the managers may be removed without cause solely by action of the holders of a majority of the series of Class B Interests or Class C Interests associated with the practitioner entity or hospital entity which nominated such manager; provided, however, that if less than all of the managers nominated by such practitioner entity or hospital entity are to be removed, no such individual manager may be removed if the number of

Class B Interests or Class C Interests that voted against his removal would be sufficient to elect him if voted, in such manner as would have been permissible under the governing instruments of such practitioner entity or hospital entity at an election at which (i) the same total number of votes were cast as at the vote on removal and (ii) the entire number of managers which the practitioner entity or hospital entity is entitled to nominate were being elected.

    AMENDING THE COMPANY'S CERTIFICATE OF INCORPORATION AND BY-LAWS AND
     AMENDING THE HOLDINGS OPERATING AGREEMENT

    The BCL provides that the Company's Certificate of Incorporation can be amended when authorized by vote of the Board followed by a vote of holders of a majority of all outstanding shares entitled to vote at a meeting of shareholders. Under certain circumstances, the holders of shares of a class must also authorize an amendment when that class would be adversely affected by such amendment. The Company's By-Laws can be amended by a two-thirds (2/3) vote of the Board when such amendment is proposed by a shareholder. When such amendment is proposed by the Board, it may be authorized by two-thirds (2/3) vote of the shareholders or adopted by a two-thirds (2/3) vote of the Board.

    The Holdings Operating Agreement provides that it may only be amended by vote of the majority of the Board of Managers and, by separate vote, the majority of the Practitioner Managers and majority of the Hospital Managers.

LIMITATION ON LIABILITY OF DIRECTORS, MANAGERS AND OFFICERS; INDEMNIFICATION

    The Company's By-Laws provide that if a director, officer or employee of the Company is made party to a civil or criminal action or proceeding in any matter arising out of the performance by such person of his duties for, on behalf of, or at the request of the Company, then the Company may, to the full extent permitted by law, advance to such person all sums necessary and appropriate to conduct their defense and indemnify such person for all sums paid by him, including attorneys' fees, in connection with the action.

    Pursuant to the Holdings Operating Agreement, generally, no managers or officers of Holdings will be personally liable to Holdings or any of Holdings' members for any loss suffered by Holdings due to an act or omission performed or omitted by such managers or officers unless such actions or omissions were in bad faith or involved intentional misconduct, a knowing violation of law or such manager or officer gained financially from such act or omission. All managers and officers of Holdings are entitled to indemnification from Holdings for any loss, damage or claim, including attorneys' fees, suffered as a result of any act or omission by such manager or officer, if his conduct did not constitute fraud, gross negligence, knowing breach of the Holdings Operating Agreement or willful or wanton misconduct. In the event such indemnification is found to be unenforceable as against public policy, the Holdings Operating Agreement provides for contribution among parties in accordance with their relative fault.

CONTINUANCE OF CERTAIN RELATIONSHIPS

    MANAGEMENT SERVICES AGREEMENT. The Company, CHNLI and MDNY are parties to a Management Services Agreement with NextStage Healthcare Management of New York, Inc. ("NextStage"), pursuant to which NextStage provides, for a fee payable by MDNY based on its premium revenues, a variety of management services to the Company, CHNLI, MDNY and the IPAs. The Company may also utilize NextStage to act as a consultant to the Company with respect to future business ventures for a fee to be negotiated between the Company and NextStage. The relevant portions of this agreement will be assigned to LIPH, LLC. NextStage is a wholly-owned subsidiary of NextStage Healthcare Resources, Inc. ("Resources"), which, following the LIPH Restructuring, will be owned equally by LIPH, LLC, CHNLI and NextStage Holdings, Inc. NextStage Holdings, Inc. is a corporation owned by certain members of management of NextStage. As other groups of health care providers invest in Holdings, NextStage may enter into arrangements with them substantially similar to the Management Services Agreement. NextStage may also be engaged by other entities in the health care area not affiliated with MDNY.

APPRAISAL RIGHTS

    Holders of shares of the Company's Common Stock who do not vote for the proposal described in Item 3 will have the right to dissent and to receive payment for their shares provided they comply with the provisions of Section 623 of the BCL. Any such shareholder electing to demand an appraisal of his or her shares must file written objection to this Item with the Company, before the meeting of shareholders or at such meeting but before the vote on this Item. Attached hereto as Exhibit F is the full text of Section 623 setting forth the shareholders' statutory right of appraisal and the provisions thereof with which they must be in strict compliance in order to effectively exercise such right.

VOTE REQUIRED FOR APPROVAL

    Pursuant to Section 903 of the BCL, the proposal in Item 3 will be adopted if it is approved by the affirmative vote of the holders of two-thirds (2/3) of the issued and outstanding shares of the Class A Common Stock entitled to vote at the Meeting, present in person or represented by proxy at the Meeting, and a majority of the issued and outstanding shares of the Class B Common Stock entitled to vote at the Meeting, present in person or represented by proxy at the Meeting, voting separately.

         THE BOARD OF DIRECTORS DEEMS THE PROPOSAL CONTAINED IN ITEM 3
        TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS
              AND RECOMMENDS A VOTE "<*>FOR</*>" APPROVAL THEREOF.

                                     ITEM 4

               PROPOSAL TO APPROVE AN AMENDMENT TO THE COMPANY'S
          CERTIFICATE OF INCORPORATION TO ELIMINATE PREEMPTIVE RIGHTS

    The Board of Directors has adopted an Amendment to the Company's Certificate of Incorporation, subject to shareholder approval, which would eliminate preemptive rights currently available to shareholders. The Amendment states:

    "To accomplish said amendment, a new Paragraph 6 is added to the Certificate of Incorporation as follows:

        6. No holder of any class of common stock of the Corporation shall be entitled to any preemptive rights to purchase any capital stock of the Corporation or to acquire any option, warrant, right or other instrument (including debt instruments) entitling the holder thereof to acquire any capital stock of this Corporation upon the exercise, conversion or exchange thereof or otherwise."

EXISTING PREEMPTIVE RIGHTS

    Under Section 622 of the BCL, unless a corporation's Certificate of Incorporation provides otherwise, holders of that corporation's outstanding equity shares (I.E., shares having unlimited dividend rights) or voting shares (I.E.,shares having the right to vote for the election of one or more directors) have, respectively, the preemptive right to subscribe for any new or increased shares of any class of equity shares or voting shares of the corporation, or any rights or options to purchase such shares or any securities convertible into such shares, which may be issued by the Board of Directors for any purpose, except that such preemptive rights do not apply to any shares, rights, options or convertible securities: (i) issued to effect any merger or consolidation or offered or subjected to rights or options for consideration other than cash,
(ii) granted or issued to directors, officers or employees after authorization by a vote of the holders of a majority of the outstanding shares entitled to vote thereon or granted pursuant to a plan authorized by such shareholder vote,
(iii) issued to satisfy conversion or option rights theretofore granted by the corporation, (iv) issued from the treasury of the corporation, or (v) issued by the corporation pursuant to a plan of reorganization under federal law. Holders of the Company's Common Stock have the foregoing preemptive rights. These preemptive rights afford the holders of Common Stock (except in the five situations described above) the opportunity to purchase shares of Common Stock on a PRO RATA basis upon terms not less favorable than the terms upon which such shares would otherwise be sold to others, whether as shares of Common Stock, rights or options to purchase such shares or any securities convertible into such shares.

REASON FOR THE PROPOSAL

    The Board of Directors has determined that amending the Company's Certificate of Incorporation to eliminate preemptive rights in all circumstances is in the best interests of the Company.

    The existing preemptive rights do not, in the judgment of the Board of Directors, serve the best interests of the Company's shareholders. Preemptive rights procedures are administratively burdensome and would involve substantial delay and expense to the Company in effecting any offering of new shares of dividend-bearing or voting stock, or any rights or options to purchase such stock or debt instruments or other securities convertible into such stock. In addition, the existence of preemptive rights could limit the Company's ability to accomplish the transactions described in Items 2 and 3. Specifically, it is in the Company's best interests to issue shares of Class A Common Stock to those certain holders of Class B Common Stock described in Item 2 and to issue Class B Common Stock and newly-created Class C Common Stock to CHNLI in order to effectuate the transactions described in Items 2 and 3. If the Amendment is adopted, the Company would be able to issue, without burdensome restrictions, such shares of Common Stock as the Board of Directors deems advisable.

APPRAISAL RIGHTS

    Holders of shares of the Company's Common Stock who do not vote for the proposal described in Item 4 to amend the Certificate of Incorporation to eliminate preemptive rights will have the right to dissent and to receive payment for their shares provided they comply with the provisions of Section 623 of the BCL. Any such shareholder electing to demand an appraisal of his or her shares must file written objection to this Item with the Company, before the meeting of shareholders or at such meeting but before the vote on this Item. Attached hereto as Exhibit F is the full text of Section 623 setting forth the shareholders' statutory right of appraisal and the provisions thereof with which they must be in strict compliance in order to effectively exercise such right.

VOTE REQUIRED FOR APPROVAL

    The Amendment described in Item 4 will be adopted if the Second Certificate of Amendment to the Company's Certificate of Incorporation is approved by the affirmative vote of the holders of a majority of the issued and outstanding shares of the Class A Common Stock entitled to vote at the Meeting, present in person or represented by proxy at the Meeting, and a majority of the issued and outstanding shares of the Class B Common Stock entitled to vote at the Meeting, present in person or represented by proxy at the Meeting, voting separately. The Form of Second Certificate of Amendment of the Certificate of Incorporation of the Company is annexed hereto as Exhibit E. The Amendment will become effective upon the filing of the Second Certificate of Amendment with the Secretary of State of the State of New York.

       THE BOARD OF DIRECTORS DEEMS THE ELIMINATION OF PREEMPTIVE RIGHTS
        TO BE IN THE BEST INTERESTS OF THE COMPANY AND ITS SHAREHOLDERS
                   AND RECOMMENDS A VOTE "<*>FOR</*>" ITEM 4.

                                     ITEM 5

          PROPOSAL TO APPROVE THE APPOINTMENT OF COOPERS & LYBRAND LLP
               AS THE COMPANY'S AUDITORS FOR THE 1997 FISCAL YEAR

    The accounting firm Coopers & Lybrand LLP (C&L) is presently serving as the Company's independent auditors. C&L also served as the Company's independent auditors during the fiscal year ended December 31, 1995. The Board of Directors believes it is desirable and in the best interests of the Company to continue employment of that firm. A representative of C&L will be present at the Meeting to make a statement if he or she desires and to respond to appropriate questions presented at the Meeting.

                              BENEFICIAL OWNERSHIP
                       OF COMMON STOCK BY CERTAIN PERSONS

    The following table sets forth certain information as of [December 1], 1996, regarding the beneficial ownership of the Common Stock of the Company of (a) each person known by the Company to own more than five percent of the Company's outstanding Class A Common Stock or its Class B Common Stock, (b) each director and officer of the Company and (c) all officers and directors of the Company as a group. Except as otherwise indicated, the named owner has sole voting and investment power of the shares listed.

                                                                            AMOUNT AND NATURE
                                                                         OF BENEFICIAL OWNERSHIP      PERCENT OF CLASS(1)
                                                                        --------------------------  ------------------------
TITLE OF CLASS                           BENEFICIAL OWNER                  CLASS A       CLASS B      CLASS A      CLASS B
--------------------------  ------------------------------------------  -------------  -----------  -----------  -----------
Common Stock..............  LIPH Bridge Partners, Inc.                            0           500(2)      0         11.6
Common Stock..............  David J. Weissberg, M.D.                              1           502(3)      *         11.6
Common Stock..............  M.A. Mirza, M.D.                                      1             2        *            *
Common Stock..............  Babu Easow, M.D.                                      1           502(3)      *         11.6
Common Stock..............  Paul Kolker, M.D.                                     1           502(3)      *         11.6
Common Stock..............  Eli Anker, M.D.                                       1             2        *            *
Common Stock..............  Jeffrey R. Ashkin, M.D.                               1             2        *            *
Common Stock..............  Marion Bergman, M.D.                                  1             2        *            *
Common Stock..............  Charles A. Calabrese, M.D.                            1             2        *            *
Common Stock..............  Salvatore J. Caravella, M.D.                          1             2        *            *
Common Stock..............  Anthony P. Caruso, M.D.                               1             2        *            *
Common Stock..............  Lew E. Cibeu, M.D.                                    1             1        *            *
Common Stock..............  Martin B. Cohen, M.D.                                 1             1        *            *
Common Stock..............  Alan Dietzek, M.D.                                    1             2        *            *
Common Stock..............  Geri DiGiovanni, M.D.                                 1             1        *            *
Common Stock..............  Jeffrey M. Epstein, M.D.                              1             2        *            *
Common Stock..............  Franco Gallo, M.D.                                    1             2        *            *
Common Stock..............  Steven M. Goldberg, M.D.                              1             2        *            *
Common Stock..............  David T. Goldman, M.D.                                1             1        *            *
Common Stock..............  Linda Harkavay, M.D.                                  1             5        *            *
Common Stock..............  Robert A. Jason, M.D.                                 1           502(3)      *         11.6
Common Stock..............  Martin P. Kaplan, M.D.                                1             1        *            *
Common Stock..............  Steven Kobren, M.D.                                   1             2        *            *
Common Stock..............  Amy Koreen, M.D.                                      1             2        *            *
Common Stock..............  Michael Ladinsky, M.D.                                1             1        *            *
Common Stock..............  Steven A. Napoli, M.D.                                1             2        *            *
Common Stock..............  Andrew A. Pastewski, M.D.                             1             2        *            *
Common Stock..............  Asvin M. Patel, M.D.                                  1             1        *            *
Common Stock..............  Ronald R. Perrone, M.D.                               1             2        *            *
Common Stock..............  Andrew J. Peters, M.D.                                1             1        *            *
Common Stock..............  Reed Phillips, M.D.                                   1             2        *            *

                                                                            AMOUNT AND NATURE
                                                                         OF BENEFICIAL OWNERSHIP      PERCENT OF CLASS(1)
                                                                        --------------------------  ------------------------
TITLE OF CLASS                           BENEFICIAL OWNER                  CLASS A       CLASS B      CLASS A      CLASS B
--------------------------  ------------------------------------------  -------------  -----------  -----------  -----------
Common Stock..............  Lynn Pierri, D.D.S., M.S.                             0            20        0            *
Common Stock..............  Rosario Romano, M.D.                                  1            11        *            *
Common Stock..............  Robert Sarnataro, M.D.                                1             4        *            *
Common Stock..............  Bruce A. Seideman, M.D.                               1             2        *            *
Common Stock..............  Jitendra Shah, M.D.                                   1             1        *            *
Common Stock..............  William E. Shuell, M.D.                               1             2        *            *
Common Stock..............  Gary Wohlberg, M.D.                                   1             2        *            *
Common Stock..............  All officers and directors as a group (37            37           597(3)     2.4        13.8
                            persons)

------------------------

*   Represents less than 1%.

(1) Percentages are computed on the basis of a total of [5,842 SHARES OF COMMON STOCK (1,523 SHARES OF CLASS A COMMON STOCK AND 4,319 SHARES OF CLASS B COMMON STOCK)] issued and outstanding on [December 1], 1996, plus the number of shares, if any, which the named person has the right acquire directly or indirectly within sixty (60) days.

(2) Several shareholders and directors of the Company, Drs. Weissberg, Kolker, Easow and Jason, are also shareholders and directors of LIPH Bridge Partners, Inc. ("Bridge Partners"). Collectively, the officers and directors of Bridge Partners have the power to direct the disposition of the shares of Common Stock owned by Bridge Partners.

(3) Includes 500 shares of the Company's Class B Common Stock beneficially owned by Bridge Partners.

                               EXECUTIVE OFFICERS

    Executive officers are elected at each Annual Meeting of the Board of Directors and serve at the pleasure of the Company's Board of Directors. There are no family relationships between any director or officer of the Company. The following table sets forth as of the date hereof the names and ages of all executive officers of the Company and all positions and offices they hold with the Company.*

NAME                                             AGE               POSITION WITH THE COMPANY
-------------------------------------------      ---      -------------------------------------------
David J. Weissberg, M.D. ..................          41   Chairman of the Board and President
M. A. Mirza, M.D. .........................          51   Director and Vice President
Babu Easow, M.D. ..........................          47   Director and Secretary
Paul Kolker, M.D. .........................          60   Director and Treasurer

------------------------

* The principal employment for at least the last five years for each of the Company's officers is set out under the caption "Item 1--Election of Directors" above.

                             EXECUTIVE COMPENSATION

    The officers of the Company did not receive any cash compensation during Fiscal 1995.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
  AND FISCAL YEAR END OPTION VALUES

    The Company has no SARs outstanding. No stock options were exercised by any executive officer during Fiscal 1995.

    In Fiscal 1995, the Company's Board of Directors determined to set aside 1,115 shares of Class B Common Stock for the issuance of options to be granted to certain organizers of the Company including certain members of the Board of Directors in recognition of their efforts in the organization of the

Company. The number of shares for which each such organizer would be granted an option was not determined as of the end of Fiscal 1995 but has since been determined by the Board. Directors of the Company were granted options to purchase 616 shares of Class B Common Stock. The following tables summarize the allocation of the 616 options which were reserved during Fiscal 1995 as if granted during Fiscal 1995 and the value of the options at the end of Fiscal 1995. All options are to acquire shares of Class B Common Stock.

                         OPTION GRANTS IN LAST YEAR(1)

                                                      INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------------------------------------
                                                                      PERCENT OF
                                                                     TOTAL OPTIONS    EXERCISE     FAIR MARKET
                                                                      GRANTED TO       OF BASE      VALUE ON
                                                       OPTIONS       EMPLOYEES IN       PRICE     DATE OF GRANT   EXPIRATION
NAME                                                   GRANTED        FISCAL YEAR      ($/SH)        ($/SH)          DATE
--------------------------------------------------  -------------  -----------------  ---------  ---------------  -----------
David J. Weissberg, M.D. .........................           18              1.6%     $   2,000     $       0        7/01/05
M. A. Mirza, M.D. ................................           15              1.3          2,000             0        7/01/05
Babu Easow, M.D. .................................           18              1.6          2,000             0        7/01/05
Paul Kolker, M.D. ................................           18              1.6          2,000             0        7/01/05
Eli Anker, M.D. ..................................           18              1.6          2,000             0        7/01/05
Jeffrey R. Ashkin, M.D. ..........................           18              1.6          2,000             0        7/01/05
Marion J. Bergman, M.D. ..........................           18              1.6          2,000             0        7/01/05
Charles A. Calabrese, M.D. .......................           18              1.6          2,000             0        7/01/05
Salvatore Caravella, M.D. ........................           18              1.6          2,000             0        7/01/05
Anthony P. Caruso, M.D. ..........................           18              1.6          2,000             0        7/01/05
Lew E. Cibeu, M.D. ...............................            9               .8          2,000             0        7/01/05
Martin B. Cohen, M.D. ............................           12              1.1          2,000             0        7/01/05
Anthony DiBlanda, D.C. ...........................            9               .8          2,000             0        7/01/05
Geri E. DiGiovanna, D.O. .........................            9               .8          2,000             0        7/01/05
Alan M. Dietzek, M.D. ............................           15              1.3          2,000             0        7/01/05
Jeffrey M. Epstein, M.D. .........................           18              1.6          2,000             0        7/01/05
Franco Gallo, M.D. ...............................           18              1.6          2,000             0        7/01/05
David Goldman, M.D. ..............................           18              1.6          2,000             0        7/01/05
Steven M. Goldberg, M.D. .........................           12              1.1          2,000             0        7/01/05
Linda Harkavay, M.D. .............................           15              1.3          2,000             0        7/01/05
Robert A. Jason, M.D. ............................           15              1.3          2,000             0        7/01/05
Gregory Kalmar, D.D.S. ...........................           12              1.1          2,000             0        7/01/05
Martin P. Kaplan, M.D.                                       12              1.1          2,000             0        7/01/05
Steven Kobren, M.D. ..............................           15              1.3          2,000             0        7/01/05
Amy R. Koreen, M.D. ..............................           18              1.6          2,000             0        7/01/05
Michael Ladinsky, D.O. ...........................            9               .8          2,000             0        7/01/05
Steven A. Napoli, M.D. ...........................           18              1.6          2,000             0        7/01/05
Andrew A. Pastewski, M.D. ........................           18              1.6          2,000             0        7/01/05
Asvin M. Patel, M.D. .............................           12              1.1          2,000             0        7/01/05
Ronald R. Perrone, M.D. ..........................           18              1.6          2,000             0        7/01/05
Andrew Peters, M.D. ..............................           12              1.1          2,000             0        7/01/05
Reed E. Phillips, M.D. ...........................           15              1.3          2,000             0        7/01/05
Lynn Pierri, D.D.S. ..............................           15              1.3          2,000             0        7/01/05
Bala Hari Pillai, M.D. ...........................           15              1.3          2,000             0        7/01/05
Rosario J. Romano, M.D. ..........................           18              1.6          2,000             0        7/01/05
Robert E. Sarnataro, M.D. ........................           15              1.3          2,000             0        7/01/05
Bruce A. Seideman, M.D. ..........................           15              1.3          2,000             0        7/01/05
Jitendra Shah, M.D. ..............................           15              1.3          2,000             0        7/01/05
William E. Shuell, M.D. ..........................           15              1.3          2,000             0        7/01/05

                                                     POTENTIAL REALIZABLE
                                                            VALUE
                                                      AT ASSUMED ANNUAL
                                                            RATES
                                                        OF STOCK PRICE
                                                       APPRECIATION FOR
                                                        OPTION TERM(2)
--------------------------------------------------  ----------------------

NAME                                                  5% ($)     10% ($)
--------------------------------------------------  ----------  ----------
David J. Weissberg, M.D. .........................  $   18,000  $   36,000
M. A. Mirza, M.D. ................................      15,000      30,000
Babu Easow, M.D. .................................      18,000      36,000
Paul Kolker, M.D. ................................      18,000      36,000
Eli Anker, M.D. ..................................      18,000      36,000
Jeffrey R. Ashkin, M.D. ..........................      18,000      36,000
Marion J. Bergman, M.D. ..........................      18,000      36,000
Charles A. Calabrese, M.D. .......................      18,000      36,000
Salvatore Caravella, M.D. ........................      18,000      36,000
Anthony P. Caruso, M.D. ..........................      18,000      36,000
Lew E. Cibeu, M.D. ...............................       9,000      18,000
Martin B. Cohen, M.D. ............................      12,000      24,000
Anthony DiBlanda, D.C. ...........................       9,000      18,000
Geri E. DiGiovanna, D.O. .........................       9,000      18,000
Alan M. Dietzek, M.D. ............................      15,000      30,000
Jeffrey M. Epstein, M.D. .........................      18,000      36,000
Franco Gallo, M.D. ...............................      18,000      36,000
David Goldman, M.D. ..............................      18,000      36,000
Steven M. Goldberg, M.D. .........................      12,000      24,000
Linda Harkavay, M.D. .............................      15,000      30,000
Robert A. Jason, M.D. ............................      15,000      30,000
Gregory Kalmar, D.D.S. ...........................      12,000      24,000
Martin P. Kaplan, M.D.                                  12,000      24,000
Steven Kobren, M.D. ..............................      15,000      30,000
Amy R. Koreen, M.D. ..............................      18,000      36,000
Michael Ladinsky, D.O. ...........................       9,000      18,000
Steven A. Napoli, M.D. ...........................      18,000      36,000
Andrew A. Pastewski, M.D. ........................      18,000      36,000
Asvin M. Patel, M.D. .............................      12,000      24,000
Ronald R. Perrone, M.D. ..........................      18,000      36,000
Andrew Peters, M.D. ..............................      12,000      24,000
Reed E. Phillips, M.D. ...........................      15,000      30,000
Lynn Pierri, D.D.S. ..............................      15,000      30,000
Bala Hari Pillai, M.D. ...........................      15,000      30,000
Rosario J. Romano, M.D. ..........................      18,000      36,000
Robert E. Sarnataro, M.D. ........................      15,000      30,000
Bruce A. Seideman, M.D. ..........................      15,000      30,000
Jitendra Shah, M.D. ..............................      15,000      30,000
William E. Shuell, M.D. ..........................      15,000      30,000

                                                      INDIVIDUAL GRANTS
-----------------------------------------------------------------------------------------------------------------------------
                                                                      PERCENT OF
                                                                     TOTAL OPTIONS    EXERCISE     FAIR MARKET
                                                                      GRANTED TO       OF BASE      VALUE ON
                                                       OPTIONS       EMPLOYEES IN       PRICE     DATE OF GRANT   EXPIRATION
NAME                                                   GRANTED        FISCAL YEAR      ($/SH)        ($/SH)          DATE
--------------------------------------------------  -------------  -----------------  ---------  ---------------  -----------
Joseph Tamburrino, D.P.M. ........................            4               .4          2,000             0        7/01/05
Gary Wohlberg, M.D. ..............................           18              1.6          2,000             0        7/01/05

                                                     POTENTIAL REALIZABLE
                                                            VALUE
                                                      AT ASSUMED ANNUAL
                                                            RATES
                                                        OF STOCK PRICE
                                                       APPRECIATION FOR
                                                        OPTION TERM(2)
--------------------------------------------------  ----------------------

NAME                                                  5% ($)     10% ($)
--------------------------------------------------  ----------  ----------
Joseph Tamburrino, D.P.M. ........................       4,000       8,000
Gary Wohlberg, M.D. ..............................      18,000      36,000

------------------------

(1) Options generally become exercisable commencing July 1, 1998.

(2) Amounts represent hypothetical gains that could be achieved for options if exercised at the end of the option term. These gains are based on assumed rates of stock price appreciation of 5% and 10% annually from the date the options are granted.

                     VALUE OF UNEXERCISED OPTIONS AT FY-END

                                                                     NUMBER OF SHARES                  VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                                                                    OPTIONS AT FY-END                       AT FY-END
                                                            ----------------------------------  ----------------------------------
NAME                                                          EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----------------------------------------------------------  ---------------  -----------------  ---------------  -----------------
David J. Weissberg, M.D. .................................             0                18         $       0         $       0
M. A. Mirza, M.D. ........................................             0                15                 0                 0
Babu Easow, M.D. .........................................             0                18                 0                 0
Paul Kolker, M.D. ........................................             0                18                 0                 0
Eli Anker, M.D. ..........................................             0                18                 0                 0
Jeffrey R. Ashkin, M.D. ..................................             0                18                 0                 0
Marion J. Bergman, M.D. ..................................             0                18                 0                 0
Charles A. Calabrese, M.D. ...............................             0                18                 0                 0
Salvatore Caravella, M.D. ................................             0                18                 0                 0
Anthony P. Caruso, M.D. ..................................             0                18                 0                 0
Lew E. Cibeu, M.D. .......................................             0                 9                 0                 0
Martin B. Cohen, M.D. ....................................             0                12                 0                 0
Anthony DiBlanda, D.C. ...................................             0                 9                 0                 0
Geri E. DiGiovanna, D.O. .................................             0                 9                 0                 0
Alan M. Dietzek, M.D. ....................................             0                15                 0                 0
Jeffrey M. Epstein, M.D. .................................             0                18                 0                 0
Franco Gallo, M.D. .......................................             0                18                 0                 0
David Goldman, M.D. ......................................             0                18                 0                 0
Steven M. Goldberg, M.D. .................................             0                12                 0                 0
Linda Harkavay, M.D. .....................................             0                15                 0                 0
Robert A. Jason, M.D. ....................................             0                15                 0                 0
Gregory Kalmar, D.D.S. ...................................             0                12                 0                 0
Martin P. Kaplan, M.D. ...................................             0                12                 0                 0
Steven Kobren, M.D. ......................................             0                15                 0                 0
Amy R. Koreen, M.D. ......................................             0                18                 0                 0
Michael Ladinsky, D.O. ...................................             0                 9                 0                 0
Steven A. Napoli, M.D. ...................................             0                18                 0                 0
Andrew A. Pastewski, M.D. ................................             0                18                 0                 0
Asvin M. Patel, M.D. .....................................             0                12                 0                 0
Ronald R. Perrone, M.D. ..................................             0                18                 0                 0
Andrew Peters, M.D. ......................................             0                12                 0                 0

                                                                     NUMBER OF SHARES                  VALUE OF UNEXERCISED
                                                                  UNDERLYING UNEXERCISED               IN-THE-MONEY OPTIONS
                                                                    OPTIONS AT FY-END                       AT FY-END
                                                            ----------------------------------  ----------------------------------
NAME                                                          EXERCISABLE      UNEXERCISABLE      EXERCISABLE      UNEXERCISABLE
----------------------------------------------------------  ---------------  -----------------  ---------------  -----------------
Reed E. Phillips, M.D. ...................................             0                15                 0                 0
Lynn Pierri, D.D.S. ......................................             0                15                 0                 0
Bala Hari Pillai, M.D. ...................................             0                15                 0                 0
Rosario J. Romano, M.D. ..................................             0                18                 0                 0
Robert E. Sarnataro, M.D. ................................             0                15                 0                 0
Bruce A. Seideman, M.D. ..................................             0                15                 0                 0
Jitendra Shah, M.D. ......................................             0                15                 0                 0
William E. Shuell, M.D. ..................................             0                15                 0                 0
Joseph Tamburrino, D.P.M. ................................             0                 4                 0                 0
Gary Wohlberg, M.D. ......................................             0                18                 0                 0

                              CERTAIN TRANSACTIONS

    The Company has issued to certain organizers 1,115 options to purchase shares of Class B Common Stock at $2,000.00 per share exercisable at any time after July 1, 1998, subject to acceleration in the event of certain merger or sale of asset transactions of which the transactions referred to in Item 3 herein are not included. The options are non-transferable and expire on July 1, 2005. Among the persons who have received said options are certain members of the Company's Board of Directors. The directors who were granted options and the number of options they were granted are set out under the caption "Executive Compensation--Option Grants in Last Year."

    The Company has entered into a Management Services Agreement with NextStage Healthcare Management of New York, Inc. ("NextStage"). This agreement provides, among other things, that NextStage will provide management and consulting services to MDNY, the Company and CHNLI for a five year period ending October 10, 2000. NextStage will perform most administrative services on behalf of MDNY. Under the terms of the agreement, MDNY presently provides NextStage with a management fee equal to 100% of costs incurred. Once MDNY's covered lives exceed 50,000, fees charged by NextStage will be based on a percentage of MDNY's premium revenues. Management fee expenses incurred in 1995 were $2,990,836 and the amount due to NextStage at December 31, 1995 was $1,079,586. As of June 30, 1996, MDNY had incurred an additional $3,771,461 in management fees to NextStage for a year-to-date total of $6,702,297, of which $136,310 presently remains outstanding.

    Management fee expenses included charges for the following:

Consulting and professional fees................................  $1,330,827
Salaries and related costs......................................    884,146
General and administrative expenses.............................    595,808
Marketing expenses..............................................    180,055
                                                                  ---------
                                                                  $2,990,836

    Previously, Mr. Richard Radoccia, Mr. Jay Kossman and Mr. John Gaines were retained by the Company as consultants in connection with the structure, formation and organization of the Company and its subsidiaries pursuant to which they received a monthly fee paid by the Company plus reimbursement of expenses. These three individuals received $208,750 in aggregate consulting fees in Fiscal 1995. Messrs. Radoccia, Kossman and Gaines are shareholders of NextStage Holdings, Inc., which owns 33 1/3% of the issued and outstanding shares of NextStage Healthcare Resources, Inc., the parent company of NextStage ("Resources"). Messrs. Radoccia and Kossman are employees of Nextstage serving as part of its management staff. As of December 31, 1995, the Company had a receivable from NextStage of approximately $711,357 that represents funds advanced to NextStage to meet expenses paid on behalf of MDNY. These advances have since been repaid to the Company.

    Prior to the release of the proceeds of the LIPH Common Stock offering from escrow, the Company borrowed $850,000 from Founding Physicians Association, Inc. ("Founding Physicians") and $1,000,000 from LIPH Bridge Partners, Inc. ("Bridge Partners") in order to meet working capital needs during its start-up period. Both of these lenders were newly-formed corporations owned by certain physicians who are shareholders and directors of the Company. The following directors of the Company are beneficial owners of Founding Physicians: Drs. Anker, Ashkin, Bergman, Caravella, Caruso, Epstein, Kaplan, Koreen, Kolker, Napoli, Pastewski, Phillips, Pillai, Romano, Shuell, Shah, Weissberg and Wohlberg. The following directors of the Company are beneficial owners of Bridge Partners: Drs. Weissberg, Kolker, Easow and Jason. The loan from Founding Physicians has been repaid. Under the terms of the Bridge Partners loan, the debt was converted into 500 shares of Class B Common Stock of the Company issued to Bridge Partners at the stated offering price of $2,000.00 per share.

    Presently, each of the Company, CHNLI and NextStage Holdings, Inc. owns twenty (20) shares of common stock of Resources. The Company's interest in Resources will be transferred to LIPH, LLC in connection with the LIPH Restructuring.

    In addition, Resources issued options to purchase additional shares of its common stock to the Company and NextStage Holdings, Inc. and issued options to purchase shares to Bridge Partners. The Company's fifteen (15) options are exercisable in groups of five (5) shares, with exercise prices per share of $10,000, $15,000 and $25,000, respectively. NextStage Holdings, Inc.'s twenty
(20) options are exercisable in groups of five shares with an exercise price per share of $10,000, $15,000, $20,000 and $25,000, respectively. Bridge Partners' five (5) options have an exercise price of $20,000 per share. All of the above options may be exercised in whole or in part at any time on or prior to March 1, 2006.

    Reference is made to the subcaption "Continuance of Certain Relationships" under Item 3 for information with regard to the Management Services Agreement among the Company, MDNY, CHNLI and NextStage.

                                CERTAIN REPORTS

    Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than ten percent of a registered class of the Company's equity securities ("Principal Owners") to file by specific dates with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Company. The Company's officers, directors and Principal Owners were not subject to these requirements during Fiscal 1995.

                                 ANNUAL REPORT

    All shareholders of record on the Record Date have been sent, or are concurrently herewith being sent, a copy of the Company's 1995 Annual Report, which contains certified financial statements of the Company for Fiscal 1995.

                             SHAREHOLDER PROPOSALS

    In order to be considered for inclusion in the proxy materials to be distributed in connection with the next Annual Meeting of Shareholders of the Company in the event the MDNY Restructuring is not completed, shareholder proposals for such meeting should be sent to the Secretary of the Company at 275 Broadhollow Road, Melville, New York 11747 and must be received by the Company
no later than       ,

1997 [not less than 120 days before meeting date] and must comply with all the requirements of Rule 14a-8 under the Securities Exchange Act of 1934.

                                 OTHER MATTERS

    As of the date of this Proxy Statement, management knows of no matters other than those set forth herein that will be presented for consideration at the Meeting. If any other matter or matters are properly brought before the Meeting or any adjournment thereof, the persons named in the accompanying Proxy will have discretionary authority to vote, or otherwise act, with respect to such matters in accordance with their judgment.

    The Board of Directors of the Company would appreciate the prompt return of the enclosed Proxy, signed and dated. You may revoke your Proxy by giving written notice to the Company prior to the Meeting, or by execution of a subsequent proxy which is presented to the Meeting, or you may vote by ballot if you are present at the Meeting.

Dated: _________, 1996

                   LONG ISLAND PHYSICIAN HOLDINGS CORPORATION
                              275 BROADHOLLOW ROAD
                            MELVILLE, NEW YORK 11747
                   PROXY--SOLICITED BY THE BOARD OF DIRECTORS

THE UNDERSIGNED SHAREHOLDER OF LONG ISLAND PHYSICIAN HOLDINGS CORPORATION ("COMPANY") HEREBY APPOINTS DRS. DAVID J. WEISSBERG, M.A. MIRZA, AND PAUL KOLKER AND EACH OR EITHER OF THEM, THE PROXY OR PROXIES OF THE UNDERSIGNED, WITH FULL POWER OF SUBSTITUTION, TO VOTE AS SPECIFIED ON THIS PROXY FORM ALL SHARES OF CLASS A COMMON STOCK AND/OR CLASS B COMMON STOCK OF SAID COMPANY WHICH THE UNDERSIGNED IS ENTITLED TO VOTE AT THE ANNUAL MEETING OF SHAREHOLDERS OF SAID COMPANY, TO BE HELD ON JANUARY 25, 1997 (THE "MEETING") AND AT ALL ADJOURNMENTS OF SUCH MEETING, WITH ALL POWERS THE UNDERSIGNED WOULD POSSESS IF PERSONALLY PRESENT.

    This Proxy will be voted as specified. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED FOR EACH OF THE NOMINEES FOR DIRECTOR DESCRIBED IN ITEM 1 AND FOR THE PROPOSALS DESCRIBED IN ITEMS 2, 3, 4 AND 5 AND AS TO ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING, THIS PROXY WILL BE VOTED IN THE DISCRETION AND IN THE BEST JUDGMENT OF THE PROXIES. This Proxy may be revoked at any time prior to the voting thereof.

ITEM 1--Election of the following forty directors:

FOR A TERM ENDING WITH THE 1999 ANNUAL MEETING--David J. Weissberg, M.D., M. A. Mirza M.D., Babu Easow, M.D., Paul Kolker, M.D., Salvatore J. Caravella, M.D., Amy Koreen, M.D., Ronald R. Perrone, M.D., Bruce A. Seideman, M.D., Eli Anker, M.D., Jeffrey R. Ashkin, M.D., Marion Bergman, M.D., Charles A. Calabrese, M.D., Anthony P. Caruso, M.D., and Gregory Kalmar, D.D.S.

    FOR A TERM ENDING WITH THE 1998 ANNUAL MEETING--Lew E. Cibeu, M.D., Martin
B. Cohen, M.D., Alan Dietzek, M.D., Geri DiGiovanni, D.O., Jeffrey M. Epstein, M.D., Franco Gallo, M.D., Steven M. Goldberg, M.D., David T. Goldman, M.D., Linda Harkavay, M.D., Robert A. Jason, M.D., Martin P. Kaplan, M.D., and Joseph Tamburrino, D.P.M.

    FOR A TERM ENDING WITH THE 1997 ANNUAL MEETING--Steven Kobren, M.D., Michael Ladinsky, D.O., Steven A. Napoli, M.D., Andrew A. Pastewski, M.D., Asvin M. Patel, M.D., Andrew J. Peters, M.D., Reed Phillips, M.D., Lynn Pierri, D.D.S, M.S., Rosario Romano, M.D., Robert Sarnataro, M.D., Jitendra Shah, M.D., William
E. Shuell, M.D., Gary Wohlberg, M.D., and Anthony DiBlanda, D.C.
FOR / /         WITHHOLD / /

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)

________________________________________________________________________________
                  (PLEASE DATE AND SIGN ON THE REVERSE SIDE.)

(CONTINUED FROM THE OTHER SIDE)

ITEM 2--Proposal to approve Amendments to the Company's By-Laws to permit the exchange of one share of Class B Common Stock held by certain non-voting shareholders for one share of Class A Common Stock and to permit certain practitioners to serve on the Board of Directors.

FOR / /         AGAINST / /         ABSTAIN / /

ITEM 3--Proposal to approve a proposed restructuring and recapitalization of the Company and MDNY Healthcare, Inc. pursuant to an Agreement and Plan of Merger and Amendments to the Company's Certificate of Incorporation and By-Laws.

FOR / /         AGAINST / /         ABSTAIN / /

ITEM 4--Proposal to approve an Amendment to the Company's Certificate of Incorporation to eliminate preemptive rights.

FOR / /         AGAINST / /         ABSTAIN / /

ITEM 5--Proposal to approve the appointment of Coopers & Lybrand LLP as the Company's auditors for the 1997 fiscal year.

FOR / /         AGAINST / /         ABSTAIN / /

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "<*>FOR</*>" EACH NOMINEE FOR DIRECTOR AND "FOR" ITEMS 2, 3, 4 AND 5.
    Dated: _____________________________________________________________________
________________________________________________________________________________
________________________________________________________________________________
Signature or Signatures

Executors, administrators, trustees, guardians, attorneys and agents should give their full titles and
submit evidence of appointment unless previously furnished to the Company or its transfer agent.